FORM OF
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

                    SERIES OF NEUBERGER BERMAN EQUITY FUNDS

        The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman Century Fund
Neuberger Berman Convergence Fund
Neuberger Berman Dividend Fund
Neuberger Berman Energy Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman International Institutional Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Partners Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Research Opportunities Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Small and Mid Cap Growth Fund
Neuberger Berman Small Cap Growth Fund
Neuberger Berman Socially Responsive Fund


Date: December 17, 2007

                                   SCHEDULE B

                              RATE OF COMPENSATION


FUND                                                     RATE OF COMPENSATION BASED ON EACH
                                                         FUND'S AVERAGE DAILY NET ASSETS
Neuberger Berman Century Fund                            0.550% of first $250 million
Neuberger Berman Equity Income Fund                      0.525% of next $250 million
Neuberger Berman Focus Fund                              0.500% of next $250 million
Neuberger Berman Guardian Fund                           0.475% of next $250 million
Neuberger Berman International Large Cap Fund            0.450% of next $500 million
Neuberger Berman Large Cap Disciplined Growth Fund       0.425% of next $2.5 billion
Neuberger Berman Mid Cap Growth Fund                     0.400% in excess of $4 billion
Neuberger Berman Partners Fund
Neuberger Berman Regency Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Small and Mid Cap Growth Fund
Neuberger Berman Socially Responsive Fund

Neuberger Berman Fasciano Fund                           0.850% of first $500 million
                                                         0.825% of next $500 million
                                                         0.800% of next $500 million
                                                         0.775% of next $500 million
                                                         0.750% of next $500 million
                                                         0.725% in excess of $2.5 billion

Neuberger Berman Genesis Fund                            0.850% of first $250 million
Neuberger Berman Small Cap Growth Fund                   0.800% of next $250 million
                                                         0.750% of next $250 million
                                                         0.700% of next $250 million
                                                         0.650% in excess of $1 billion

Neuberger Berman Global Real Estate Fund                 0.80%
Neuberger Berman Real Estate Fund

Neuberger Berman International Fund                      0.850% of first $250 million
Neuberger Berman International Institutional Fund        0.825% of next $250 million
                                                         0.800% of next $250 million
                                                         0.775% of next $250 million
                                                         0.750% of next $500 million
                                                         0.725% of next $1 billion
                                                         0.700% in excess of $2.5 billion

Neuberger Berman Convergence Fund                        0.450%
Neuberger Berman Dividend Fund
Neuberger Berman Energy Fund
Neuberger Berman Research Opportunities Fund

Date: December 17, 2007